THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED

SECURED PROMISSORY NOTE

$250,000 (10%) October 9, 2008 Rapid City, South Dakota

FOR VALUE RECEIVED, O2Diesel Corporation (the "Company"), promises to pay to the order of KL Energy, Corporation or its registered assigns (the "Holder"), the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000.00) or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest from the date of issuance of this Note on the unpaid principal balance hereof at a rate equal to ten percent (10%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any accrued but unpaid interest, penalties, and other amounts payable hereunder(the "Principal Amount"), shall be due and payable on the earlier of (i) the Maturity Date (as defined in Section 8(a) below), or (ii) due and payable upon or after the occurrence of an Event of Default (as defined below). The Holder may only declare the amounts due and payable after the date set by the agreement or upon an event of default. Interest on this Note shall be payable on a quarterly basis by no later than the tenth Business Day of the month next succeeding the end of each calendar year

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

    a. "Business Day" means any day other than a Saturday, Sunday or other day on which the national or state banks located in the State of South Dakota are authorized to be closed.
    b. "Maturity Date" The earlier of March 31, 2009, an Event of Default, or any merger, consolidation, reorganization, recapitalization, or other business combination not involving the Holder.
    c. "O2Diesel Collateral" and "Collateral" have the meaning set forth in Section 6 hereof.
    d. "O2 Diesel Product" means the proprietary and patent blending agent used as an oxygenated additive for diesel fuel.
    e. "Obligations" means the principal, interest and other amounts payable under this Note.
    f. "Subsidiaries" includes the O2 Diesel family of companies including O2 Diesel, Corp. (Delaware, USA); O2 Diesel, Inc. (Delaware, USA); O2 Diesel, Europe, PLC (Ireland); O2 Diesel, Asia, LTD (Ireland); O2 Diesel R&D, Spa, SL, (Spain); O2 Diesel Quimicos, LTDA (Brazil).
    g. "Securities Act" shall mean the Securities Act of 1933, as amended.

2. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

    a. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is

duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect.

b. The execution, delivery and performance by the Company of this Note and the consummation of the transactions contemplated hereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

c. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

d. The execution and delivery by the Company of this Note and the performance and consummation of the transactions contemplated hereby do not and will not (i) violate the Company's charter documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

e. None of the O2 Collateral (as defined in Section 6(a) below) is subject to a lien or security interest in priority over the Holder's security interest granted under this Note. The Company undertakes not to grant to any third party any lien or security interest in the O2 Collateral that is not subordinated to the Holder's senior security interest in the O2 Collateral and to take such reasonable action as required to perfect the Holder's first priority security interest in the O2 Collateral.

3. Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

a. The Company has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Note is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

b. The Company has been advised that the Note and the underlying securities have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Company is aware that the Holder is under no obligation to effect any such registration with respect to the Note or to file for or comply with any exemption from registration. The Holder has not been formed solely for the purpose of making this investment and is purchasing the Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Holder is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

   a. Failure to Pay. The Company shall fail to pay (i) when due any principal payment on this Note or (ii) any interest or other payment required under the terms of this Note within ten Business Days of the Maturity Date; or
   b. Breaches of Other Covenants. The Company shall fail to observe or to perform any Other Covenant as specified in Section 7 or other obligation, condition or agreement contained in this Note, other than those specified in Section 4(a) hereof, and such failure shall continue for 30 days; or
   c. Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to the Holder in writing in connection with this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or
   d. Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated in full or in part, , (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (v) take any action for the purpose of effecting any of the foregoing; or
   e. Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 45 days of commencement; or
   f. Other Payment Obligations. Any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or any guarantees thereof, excluding this Note) by the Company or any of its Subsidiaries (other than intercompany loans) is not paid when due either at its stated maturity or upon acceleration thereof, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled.

5. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d) or 4(e)) and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in this section, immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Grant of Security Interest.

   a. Collateral. As security for the Obligations, Company hereby pledges to Holder and grants to Holder a senior security interest of first priority in all rights, title and interests of Company in and to the property described in Attachment A hereto, (collectively, the "O2 Collateral"). The Company shall undertake commercially reasonable efforts to subordinate such other creditor's or lender's security interest to that of the Holder and take such reasonable action as required to perfect the Holder's first priority security interest in the O2 Collateral.
   b. Intellectual Property. Company will provide Holder with a true and complete list of (i) all Intellectual Property owned by the Company, indicating for each item that is registered the registration or application number and the applicable filing jurisdiction and (ii) all Intellectual Property contracts (other than licenses for commercial "off-the-shelf" or "shrink-wrap" software that are not material to the business, operations, financial condition or performance of the Company, taken as a whole). The Company exclusively owns (beneficially, and of record where applicable) all right, title and interest in and to all Intellectual Property set forth on this list (the "Scheduled Intellectual Property") free and clear of all liens not otherwise permitted in this Agreement, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree, or agreement adversely affecting the use thereof by the Company or its rights thereto, and is valid, subsisting and enforceable. The Company does not, and has not in the past five years, infringed or otherwise violated the Intellectual Property rights of any third party. The Company has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement unchanged There is no litigation, opposition, cancellation, proceeding, objection, or claim pending, asserted, or threatened against the Company concerning the ownership, validity, registerability, enforceability, infringement, use of, or licensed right to use any Intellectual Property. To the knowledge of the Company, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection, or claim. To the Company's knowledge, no person is violating any Scheduled Intellectual Property right that the Company holds exclusively
   c. Registered Intellectual Property. The Intellectual Property that is registered has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as applicable, and such registration, filings, issuances, and other actions remain in full force and effect, and are current and unexpired. The Company has properly executed and recorded all documents necessary to perfect its title to all Scheduled Intellectual Property, and has filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items.
   d. Trade Secrets. The Company has taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used, or held by the Company, and, to the Company's knowledge, such Trade Secrets have not been used, disclosed to, or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached.
   e. The Company shall sign all reasonable and necessary documents that effectuate Holder's interests as shown on Attachment A.

7. Covenants of the Company.

   a. Commercial Rights. The Company concurrently grants to the Holder the exclusive commercial rights to the Company proprietary technology the O2 Diesel Product and market development experience from its activities in the United States and Canada , in accordance with the Supply and Distribution Agreement executed by the Holder

and Company. If the Company defaults under this promissory note, the Company shall retain all rights to under the Holder's Supply and Distribution Agreement found in Attachment B hereto.

b. Information Rights. From the date hereof until payment and performance in full of all obligations of the Company under this Note, the Company shall provide to the Holder, as soon as practicable after the end of each calendar month, a report setting forth consolidated statements of income and cash flows of the Company and its Subsidiaries, the entry by the Company or its Subsidiaries into any material contracts, any amendments or developments relating to any material contract of the Company , and the occurrence of any event having a material effect on the Company , for such period to the maximum extent allowed by Security and Exchange Commission regulations.

c. Certain Covenants.

    i. From the date hereof until payment and performance in full of all obligations of the Company under this Note, the Company shall use its best efforts to preserve the present business operations, organization.

    ii. From the date hereof until payment and performance in full of all obligations of the Company under this Note, the Company covenants and agrees with the Holder that, without the prior written consent of the Holder, the Company and its Subsidiaries, will not do, directly or indirectly, any of the following:

        1. issue, create, incur, assume, guarantee, endorse or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any new indebtedness, other than normal account payables in the ordinary course of business; and enter into or agree to enter into any merger or consolidation with any corporation or other entity, unless the principal amount of the note, interest, expenses, and penalties is paid in full. In addition,

        2. Should the Company not close on a merger agreement by the Maturity Date with the Holder as a result of factors reasonably outside of the Holder"s control, Company shall indemnify the Holder by a fee paid by the Company to the Holder in the amount of 20% of the maximum Principal Amount outstanding during the term of this Agreement.

        3. At the option of the Holder, should the Company not close on a merger agreement by the Maturity Date with the Holder as a result of factors reasonably outside of the Holder's or the Company's control, the Holder may convert the outstanding Principal Amount under this Note into shares of common stock of the Company at a conversion rate equal to the listed price of the Company stock at the time of the Maturity Date. Holder will notify Borrower of its intent under this conversion option within 15 days after failure to close on a merger agreement. If Holder does not convert the outstanding principal amount under this note into shares of common stock of the Company, Company shall have twelve months from the date of notice to repay the outstanding principal amount.

    iii. The Company shall use the proceeds of this Note for working capital, which must be reviewed by the Holder upon signing of any merger agreement.

8. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 hereof, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. Waiver and Amendment. Any provision of this Note can only be amended, waived or modified upon the written consent of the Company and the Holder.

10. Transfer of this Note or Securities Issuable on Conversion Hereof. Subject to compliance with the terms and conditions of this Section 10, this Note and all rights hereunder are transferable upon surrender of this Note properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Note or any shares of common stock acquired pursuant to the exercise of this Note prior to registration of such Note or shares of common stock, the Holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state securities law then in effect) of this Note and that the transferee is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act. Upon receiving such written notice and the accompanying evidence, the Company, as promptly as practicable, shall notify the Holder that the Holder may sell or otherwise dispose of this Note in accordance with the terms of the notice delivered to the Company. Notwithstanding anything contained in this Section 10 to the contrary, the Holder may not sell or otherwise transfer this Note to a direct competitor of the Company without the Company's prior written consent.

11. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holder. The Holder may assign this Note without the consent of the Company.

12. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

13. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus 2.0 percent. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier personal delivery or facsimile transmission at the respective addresses or facsimile number of the parties as set forth in the Purchase Agreement. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

15. Expenses; Waivers. If action is instituted to collect this Note, the Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

16. Arbitration; Governing Law. Any and all controversies, claims, or disputes arising out of or relating to this Note between the parties shall be subject to binding arbitration under the arbitration rules pursuant to South Dakota law. The arbitration shall be administered by the American Arbitration Association by a neutral arbitrator. This Note shall be governed by the laws of the State of South Dakota. Arbitration related to any disputes or other matters shall take place in Pennington County, South Dakota.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of ________ October, 2008.

O2DIESEL CORPORATION

By: ____________________

Name: Alan R. Rae
Title: Chief Executive Officer

IN WITNESS WHEREOF, in respect of the grant of security interest in the O2 Diesel Collateral and the related covenants only, O2 Diesel hereby executes this Note as of ________ October, 2008.

O2DIESEL CORPORATION

By: ____________________

Name: Alan R. Rae
Title: Chief Executive Officer

ATTACHMENT A
O2DIESEL COLLATERAL

Insert IP Schedule Here

ATTACHMENT B
O2 DIESEL SUPPLY AND DISTRIBUTION AGREEMENT

Insert Supply and Distribution Agreement Here